UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 9, 2017

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Sidney St. Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

Vericel Corporation, f/k/a Aastrom Biosciences, Inc., (the “Company”), a Michigan corporation, is filing this second amendment to the Current Report on Form 8-K filed by the Company on May 15, 2017 to provide information regarding the upfront payment of six million dollars ($6,000,000) due to the Company under the License Agreement between the Company and “上海斯丹赛生物技术有限公司” (Innovative Cellular Therapeutics CO., LTD.) (“ICT”), dated as of May 9, 2017 (the “License Agreement”). A copy of the License Agreement that discloses the upfront payment is attached to this Form 8-K/A as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
10.2*	License Agreement between the Company and ICT, dated May 9, 2017

* Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions.  Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: August 10, 2017	By:	/s/ Dominick C. Colangelo
		Name:	Dominick C. Colangelo
		Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description
10.2*	License Agreement between the Company and ICT, dated May 9, 2017

* Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions.  Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.